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                                                                     EXHIBIT 4.4

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                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.




                         -----------------------------

                       DEBT SECURITIES PURCHASE AGREEMENT

                         -----------------------------



                         DATED AS OF SEPTEMBER 17, 1998




       US$25,188,452 15% SENIOR SUBORDINATED NOTES DUE SEPTEMBER 15, 2006


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
                                TABLE OF CONTENTS

                                                                                        PAGE
1.  PURCHASE AND SALE OF SECURITIES...................................................    1
    1.1      Issue of Notes by the Company............................................    1
    1.2      The Closing..............................................................    1
    1.3      Original Issue Discount..................................................    2

2.  WARRANTIES AND REPRESENTATIONS OF THE COMPANY.....................................    2
    2.1      Nature of Business.......................................................    3
    2.2      Financial Statements; Debt; Material Adverse Change......................    3
    2.3      Subsidiaries and Affiliates..............................................    4
    2.4      Title to Properties......................................................    4
    2.5      Taxes....................................................................    5
    2.6      Pending Litigation.......................................................    5
    2.7      Corporate Organization and Authority.....................................    5
    2.8      Charter Instruments, Other Agreements....................................    6
    2.9      Restrictions on the Company and the Parent...............................    6
    2.10     Compliance with Law......................................................    7
    2.11     Pension Plans............................................................    7
    2.12     Environmental Compliance.................................................    8
    2.13     Sale of Notes is Legal and Authorized; Obligations are Enforceable.......    9
    2.14     Governmental Consent to Sale of Notes....................................    9
    2.15     No Defaults under Notes..................................................   10
    2.16     Private Offering of Notes................................................   10
    2.17     Use of Proceeds of Notes.................................................   11
    2.18     The Acquisitions.........................................................   11
    2.19     Senior Credit Documents..................................................   12
    2.20     Capitalization...........................................................   12
    2.21     Solvency.................................................................   13
    2.22     Placement Fees...........................................................   13
    2.23     Year 2000 Compliance.....................................................   13
    2.24     Full Disclosure..........................................................   14

3.  WARRANTIES AND REPRESENTATIONS OF THE PURCHASER...................................   14
    3.1      Purchase for Investment..................................................   14
    3.2      ERISA....................................................................   14

4.  CLOSING CONDITIONS................................................................   16
    4.1      Opinions of Counsel......................................................   16
    4.2      Warranties and Representations True; Compliance..........................   16
    4.3      Managing Directors' Certificate..........................................   17
    4.4      Legality.................................................................   17
    4.5      Financing Documents......................................................   17
    4.6      Capital Structure; Equity Investment.....................................   18
    4.7      Senior Credit Agreement..................................................   18
    4.8      Closing of Acquisition...................................................   19
    4.9      Private Placement Numbers................................................   19


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                            TABLE OF CONTENTS (CONT.)

                                                                                        PAGE
    4.10     Fees and Expenses........................................................   19
    4.11     Other Purchasers.........................................................   19
    4.12     Proceedings Satisfactory.................................................   19

5.  INTERPRETATION OF THIS AGREEMENT..................................................   19
    5.1      Terms Defined............................................................   19
    5.2      Other Definitions........................................................   23
    5.3      Directly or Indirectly...................................................   24
    5.4      Section Headings and Table of Contents and Construction..................   24
    5.5      Governing Law............................................................   24

6.  MISCELLANEOUS.....................................................................   25
    6.1      Communications...........................................................   25
    6.2      Reproduction of Documents................................................   25
    6.3      Survival.................................................................   25
    6.4      Successors and Assigns...................................................   26
    6.5      Amendment and Waiver.....................................................   26
    6.6      Expenses.................................................................   26
    6.7      Waiver of Jury Trial; Consent to Jurisdiction; Etc.......................   26
    6.8      Indemnification of Each Purchaser........................................   27
    6.9      Entire Agreement.........................................................   28
    6.10     Execution in Counterpart.................................................   28


Annex 1         --   Information as to Purchaser
Annex 2         --   Payment Instructions at Closing; Address of Company for
                       Notices
Annex 3         --   Information as to Company

Exhibit 1.1     --   Form of Note Agreement
Exhibit 4.1(a)  --   Form of Opinion of Company's Special Counsel
Exhibit 4.1(b)  --   Form of Opinion of Company's Special Netherlands Counsel
Exhibit 4.1(c)  --   Form of Opinion of Purchasers' Special Counsel
Exhibit 4.3     --   Form of Managing Directors' Certificate


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                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.

                       DEBT SECURITIES PURCHASE AGREEMENT

       US$25,188,452 15% SENIOR SUBORDINATED NOTES DUE SEPTEMBER 15, 2006




                                                  Dated as of September 17, 1998





TO THE PURCHASER NAMED ON THE
 SIGNATURE PAGE ATTACHED HERETO


Ladies and Gentlemen:

         MIAMI CRUISELINE SERVICES HOLDINGS II B.V. (together with any successors and assigns who become such in accordance herewith, the "COMPANY"), a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam, hereby agrees with you as set forth below.

1.       PURCHASE AND SALE OF SECURITIES.

         1.1      ISSUE OF NOTES BY THE COMPANY.

         The Company will authorize the issue of Twenty-Five Million One Hundred Eighty-Eight Thousand Four Hundred Fifty-Two Dollars ($25,188,452) in aggregate principal amount of its 15% Senior Subordinated Notes due September 15, 2006 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with the Note Agreement, collectively, the "NOTES"). The Notes shall be issued pursuant to a Note Agreement (as may be amended, restated or otherwise modified from time to time, the "NOTE AGREEMENT") in the form of Exhibit 1.1. The Notes shall be in the form of Attachment A to the Note Agreement, and shall have the terms as provided in the Note Agreement and in the Notes.

         1.2      THE CLOSING.

                  (a) PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1, at an aggregate purchase price for such Notes equal to one hundred percent (100%) of the principal amount of Notes to be purchased.


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                  (b) THE CLOSING. The closing (the "CLOSING") of the sale of the Notes will be held at 10:00 a.m., local time, on September 17, 1998 or such other time and date as the Other Purchasers, the Company and you shall agree (the "CLOSING DATE"), at the office of Ropes & Gray, 885 Third Avenue, Suite 2740, New York, New York 10022. At the Closing the Company will deliver to you one or more Notes (as set forth below your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and registered in the name of the holder indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price therefor, as directed by the Company on Annex 2, which shall be an account at a bank located in the United States of America.

                  (c) OTHER PURCHASERS. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Debt Securities Purchase Agreement identical (except for the name and signature of the purchaser) to this Agreement (this Agreement and such other separate Debt Securities Purchase Agreements, each as from time to time amended or modified, being herein sometimes referred to as the "DEBT SECURITIES PURCHASE AGREEMENTS") with each other purchaser (individually, an "OTHER PURCHASER," and collectively, the "OTHER PURCHASERS") listed on Annex 1, providing for the sale to each Other Purchaser of the Notes set forth below its name on such Annex. The sales of the Notes to you and to each Other Purchaser are separate sales.

         1.3      ORIGINAL ISSUE DISCOUNT.

         You and the Company agree that, for all United States federal, state and local income tax purposes and for purposes of determining compliance with the Applicable Interest Law, the original issue discount attributable, as a result of the Put Right, to all the Notes issued by the Company in accordance with the terms and conditions of this Agreement is equal to an amount which is less than the product of:

                  (a) one-quarter of one percent (0.25%) of the stated redemption price at maturity (as such term is defined in Section 1273(a) of the IRC) of all of the Notes; multiplied by

                  (b) the number of complete years to maturity of the Notes.

         You and the Company agree to use the foregoing for all United States federal, state and local income tax purposes with respect to the transactions contemplated by the Financing Documents. You and the Company acknowledge that such original issue discount represents the Fair Market Value of the Put Right as of the Closing Date.

2.       WARRANTIES AND REPRESENTATIONS OF THE COMPANY

         To induce you to enter into this Agreement and to purchase and pay for the Notes to be delivered to you at the Closing, the Company warrants and represents, as of the Closing Date, immediately after giving effect to the consummation of the Acquisitions, as follows:


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         2.1      NATURE OF BUSINESS.

         The offering materials listed on PART 2.1 OF ANNEX 3, copies of which have been delivered to you, as a whole describe correctly in all material respects the general nature of the business and principal Properties and assets of the Parent, the Company and the Acquired Businesses.

         2.2      FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE.

                  (a) FINANCIAL STATEMENTS. The Company has provided you with the financial statements of each of the Acquired Businesses described on PART 2.2(A) OF ANNEX 3. Such financial statements present fairly in all material respects the respective financial position of the Acquired Businesses as of the respective dates specified in such Part and the results of their respective operations and cash flows for the respective periods so specified in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (b) DEBT. PART 2.2(B) OF ANNEX 3 lists all Debt of the Parent, the Company and the Subsidiaries as of the Closing Date, after giving effect to the Acquisitions and the transactions contemplated by the Acquisition Documents, the Financing Documents and the Senior Credit Agreement, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the outstanding amount, the current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt.

                  (c) NO PRIOR OBLIGATIONS. Except for obligations under the Acquisition Documents, the Financing Documents and the Senior Credit Documents, immediately prior to the Closing Date, neither the Parent, the Company, HoldCo-III nor Cruise Line Holdings had any liabilities (contingent or otherwise) or has, prior to the Closing Date, conducted any business or operations of any kind.

                  (d) MATERIAL ADVERSE CHANGE. Since the respective dates of the last audited financial statements of Greyhound referred to in Section 2.2(a), there has been no change in the business, operations, profits, financial condition, Properties or business prospects of Greyhound except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Since the respective dates of the last audited financial statements of the On Board Companies referred to in Section 2.2(a), there has been no change in the business, operations, profits, financial condition, Properties or business prospects of the On Board Companies except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (e) PROJECTIONS. The Company has delivered to you projected financial statements of the Parent, the Company and the Subsidiaries described on PART 2.2(E) OF ANNEX 3 (collectively, the "PROJECTIONS"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. Such Projections have been prepared by the executive and financial personnel of the Company and the Acquired Businesses in the light of the past business of the Acquired Businesses. Such Projections have been prepared in good faith, have a reasonable basis and


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         represent the good faith opinion of the Company as to the projected results of the operations of the Company and the Subsidiaries. No material facts have occurred since the preparation of the Projections that would cause the Projections, taken as a whole, not to be reasonably attainable, and the Company and the Subsidiaries do not have, on the Closing Date, any material obligations (whether accrued, matured, absolute, actual, contingent or otherwise) that are not reflected in the Projections.

         2.3      SUBSIDIARIES AND AFFILIATES.

                  (a) OWNERSHIP OF SUBSIDIARIES. PART 2.3(A) OF ANNEX 3 sets forth, for each Subsidiary:

                           (i)   its full legal name;

                           (ii)  its jurisdiction of incorporation; and

                           (iii) the percentage of the shares of each class of
                  Capital Stock or other similar equity interests outstanding and owned by the Company or any Subsidiary.

                  (b) CERTAIN AFFILIATES. PART 2.3(B) OF ANNEX 3 sets forth the name of each Person:

                           (i) that owns or holds five percent (5%) or more of any class of the Capital Stock of the Company or the Parent (directly or through Berkshire Cruise Holdings, L.L.C.); or

                           (ii) that is an officer or director of the Company or the Parent;

         and the nature of the affiliation of such Affiliate.

         2.4      TITLE TO PROPERTIES.

                  (a) GENERAL. The Parent has good and valid title to all of the Capital Stock of the Company; the Company has good and valid title to all of the Capital Stock of HoldCo-III; HoldCo-III has good and valid title to all of the Capital Stock of Cruise Line Holdings; and Cruise Line Holdings has acquired good and sufficient title to all of the Acquired Businesses.

                  (b) LEASES. Except as set forth on PART 2.4(B) OF ANNEX 3, all leases necessary for the conduct of the business of the Parent, the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                  (c) INTELLECTUAL PROPERTY. The Parent, the Company and the Subsidiaries own, possess or have the right to use all of the licenses, permits, franchises, patents, copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of their business, without any known conflict with the


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
         rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         2.5      TAXES.

                  (a) RETURNS FILED; TAXES PAID. No United States federal or Netherlands income tax returns or income or franchise tax returns of any other jurisdiction have, as of the Closing Date, been required to be filed by the Parent, the Company, HoldCo-III or Cruise Line Holdings. All taxes, assessments, fees and other governmental charges upon the Parent, the Company and the Subsidiaries and any other Person with whom any of them files or has filed a consolidated income tax return and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such failures to pay that, in the aggregate for all such Persons, could not reasonably be expected to have a Material Adverse Effect. The Company does not know of any proposed additional tax assessment against it, the Parent, any Subsidiary or any such other Person that could reasonably be expected to have a Material Adverse Effect.

                  (b) BOOK PROVISIONS ADEQUATE. The amount of the liability for taxes reflected in each of the statements of financial condition referred to in Section 2.2(a) is in each case an adequate provision for taxes as of the dates of such statements of financial condition (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Parent, the Company, any of the Subsidiaries or the other Persons consolidated with any of them in such financial statements in respect of all tax periods ending on or prior to such dates.

         2.6      PENDING LITIGATION.

                  (a) PENDING LITIGATION. There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Parent, the Company, any Subsidiary or any Seller in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

                  (b) NO VIOLATIONS. Neither the Parent, the Company nor any Subsidiary is in violation of any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

         2.7      CORPORATE ORGANIZATION AND AUTHORITY.

         Each of the Parent, the Company and each Subsidiary:

                  (a) is a corporation duly incorporated, validly existing and (to the extent such Person may be in good standing under the laws of such jurisdiction) in good standing under the laws of its jurisdiction of incorporation;


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
                  (b) has all corporate power and authority necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                  (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

                  (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where it is required to do so, except where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         2.8      CHARTER INSTRUMENTS, OTHER AGREEMENTS.

         Neither the Parent, the Company nor any Subsidiary is in violation in any respect of:

                  (a) any term of its Charter or any bylaw; or

                  (b) any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound;

except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

         2.9      RESTRICTIONS ON THE COMPANY AND THE PARENT.

         Neither the Parent, the Company nor any Subsidiary:

                  (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements and charter and corporate restrictions, is reasonably likely to have a Material Adverse Effect; or

                  (b) is a party to any contract or agreement that restricts its right or ability to incur Debt or to issue Rights to purchase Securities of the Company or the Parent, as the case may be, other than the Financing Documents, the Senior Credit Agreement and the agreements listed on PART 2.9(b) OF ANNEX 3, none of which restricts the issuance and sale of the Notes or the execution and delivery of, or compliance with the Note Agreement or the other Financing Documents by the Company.

True, correct and complete copies of each of the agreements, if any, listed on
PART 2.9(b) OF ANNEX 3 have been provided to you.


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
         2.10     COMPLIANCE WITH LAW.

         Neither the Parent, the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         2.11     PENSION PLANS.

                  (a) OPERATION OF PLANS; LIABILITIES. The Parent, the Company, the Subsidiaries and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent, the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent, the Company, any Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Parent, the Company, any Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the IRC, other than such liabilities or Liens as individually or in the aggregate would not have a Material Adverse Effect.

                  (b) RELATIONSHIP OF BENEFIT LIABILITIES TO PLAN ASSETS. The present value of the aggregate benefit liabilities under each of the Plans, if any, as is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, except as could not reasonably be expected to have a Material Adverse Effect or result in the imposition of any fine, penalty or forfeiture or in any Lien upon any Property of the Parent, the Company or any Subsidiary or ERISA Affiliate. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) WITHDRAWAL LIABILITIES. The Parent, the Company, the Subsidiaries and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans, other than such liabilities as individually or in the aggregate would not have a Material Adverse Effect.

                  (d) POSTRETIREMENT BENEFIT OBLIGATIONS. The expected postretirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the IRC) of the Parent, the Company and the Subsidiaries will not have a Material Adverse Effect.

                  (e) PROHIBITED TRANSACTIONS. The execution and delivery of the Financing Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is a non-exempt prohibited transaction under section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IRC. The representation by the Company in the foregoing sentence is made in reliance upon and subject to the accuracy of your representation in
         Section 3.2 as to the Sources of the funds used to pay the purchase price of the Notes to be purchased by you.

                  (f) FOREIGN PENSION PLANS. Neither the Parent, the Company nor any Subsidiary has, maintains or is required to contribute to any Foreign Pension Plan.

         2.12     ENVIRONMENTAL COMPLIANCE.

                  (a) COMPLIANCE -- Each of the Parent, the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business or is located, other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

                  (b) LIABILITY -- Neither the Parent, the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

                  (c) NOTICES -- Neither the Parent, the Company nor any Subsidiary has received any:

                           (i) written notice from any Governmental Authority by
                  which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

                           (ii) written notice of any Lien arising under or in
                  connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties; or

                           (iii) summons, citation, notice, directive, letter,
                  or other written communication from any Governmental Authority concerning any intentional or unintentional action or omission by the Parent, the Company or any Subsidiary in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any hazardous substance into the environment resulting in any material violation of any Environmental Protection Law;

         which, in any such case, relates to or makes reference to an event or condition which could reasonably be expected to have a Material Adverse Effect.

         2.13 SALE OF NOTES IS LEGAL AND AUTHORIZED; OBLIGATIONS ARE
ENFORCEABLE.

                  (a) SALE OF NOTES IS LEGAL AND AUTHORIZED. Each of the issuance, sale and delivery of the Notes by the Company, the consummation of the Acquisitions, the execution and delivery by each of the Parent, the Company and each Subsidiary of the Financing Documents and Acquisition Documents to which it is a party, and compliance by each of the Parent, the Company and each Subsidiary with all of the provisions of the Financing Documents and Acquisition Documents to which it is a party:

                           (i) is within the corporate powers of such Person;
                  and

                           (ii) is legal and does not conflict with, result in
                  any breach of any of the provisions of, constitute a default under, the provisions of:

                                    (A) any agreement, charter instrument, bylaw
                           or other instrument to which the Parent, the Company or any Subsidiary is a party or by which the Parent, the Company, any Subsidiary or any of their respective Property may be bound;

                                    (B) any order, judgment, decree, or ruling
                           of any court, arbitrator or Governmental Authority applicable to the Parent, the Company, any Subsidiary or any of their respective Property; or

                                    (C) any statute or other rule or regulation
                           of any Governmental Authority applicable to the Parent, the Company or any Subsidiary or any of their respective Property.

                  (b) OBLIGATIONS ARE ENFORCEABLE. Each of the Parent, the Company and each Subsidiary has duly authorized by all necessary action on its part each of the Financing Documents and Acquisition Documents to which it is a party. Each of the Financing Documents and Acquisition Documents to which the Parent, the Company or any Subsidiary is a party has been executed and delivered by one or more duly authorized officers of such Person, and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except that, in each case, the enforceability thereof may be:

                           (i) limited by applicable bankruptcy, reorganization,
                  arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                           (ii) subject to the availability of equitable
                  remedies.

         2.14     GOVERNMENTAL CONSENT TO SALE OF NOTES.

                  (a) Neither the nature of the Parent, the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Parent, the Company, any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes, the consummation of the Acquisitions


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
         and the execution and delivery of any Financing Document or Acquisition Document, nor the performance of the obligations of the Parent, the Company or any Subsidiary thereunder, is such as to require a consent, approval or authorization of, or pre-filing, registration or qualification with, any Governmental Authority on the part of the Parent, the Company or such Subsidiary as a condition thereto, except for such consents, approvals, authorizations, pre-filings, registrations and qualifications that (i) have been obtained on or prior to the Closing Date or (ii) are described on PART 2.14(a) OF ANNEX 3 and the failure of which to obtain will not have a Material Adverse Effect.

                  (b) Each of the issuance and sale of the Notes, the incurrence of the Debt and the other obligations represented thereby, the execution and delivery of the Financing Documents and the performance by the Company of its obligations hereunder and thereunder:

                           (i) is not subject to regulation under the Investment
                  Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts of the United States of America (49 U.S.C.), as amended, or the Federal Power Act, as amended; and

                           (ii) does not violate any provision of any statute or
                  other rule or regulation of any Governmental Authority applicable to the Company.

         2.15     NO DEFAULTS UNDER NOTES.

         No event has occurred and no condition exists that, upon the execution and delivery of the Financing Documents, the Acquisition Documents or the Senior Credit Documents and the issuance and sale of the Notes, would constitute a Default or an Event of Default.

         2.16     PRIVATE OFFERING OF NOTES.

                  (a) NUMBER OF OFFEREES. Neither the Parent, the Company, any Subsidiary nor any Person acting on behalf of any of them has offered any of the Notes or any similar security of the Company or the Parent for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchasers and one other prospective purchaser (which is an "accredited investor" as defined in Regulation D under the Securities Act), each of whom was offered all or a portion of the Notes at private sale for investment.

                  (b) CONDUCT OF SALE. Neither the Parent, the Company, any Subsidiary nor any Person acting on behalf of the Parent, the Company or any Subsidiary as employee, agent, broker, dealer or otherwise in connection with the transactions contemplated by this Agreement (including, without limitation, the issuance of the Notes) has engaged in any conduct or entered into any agreements or understandings so as to subject the transactions contemplated by the Financing Documents to the registration provisions of section 5 of the Securities Act, the provisions of the Trust Indenture Act of 1939, as amended, or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable jurisdiction.

         2.17     USE OF PROCEEDS OF NOTES.

                  (a) USE OF PROCEEDS. The Company shall apply the proceeds from the sale of Notes as specified on PART 2.17(a) OF ANNEX 3.

                  (b) MARGIN REGULATIONS. None of the transactions contemplated in any of the Financing Documents (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

                  (c) ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

         2.18     THE ACQUISITIONS.

                  (a) ALL DOCUMENTS PROVIDED; NO OTHER AGREEMENTS. The Company has provided to you true, correct and complete copies of the Acquisition Documents. There is no agreement or understanding between any of the parties to the Acquisition Documents except as set forth in the Acquisition Documents.

                  (b) CLOSING OF THE ACQUISITION. The Acquisitions have been closed, or are closing contemporaneously with the sale of the Notes hereunder, in accordance with the Acquisition Documents, and no closing condition of any Acquisition Documents was waived by the Company or the Parent, other than such conditions the waiver of which could not reasonably be expected to result in a Material Adverse Effect. On the Closing Date, each of the representations and warranties made by the Parent, Cruise Line Holdings and, to the best knowledge of the Company, the Sellers in the Acquisition Documents is true and correct in all material respects. Cruise Line Holdings has acquired, or is acquiring contemporaneously with the sale of the Notes hereunder, such title to the Acquired Business as is purported to be acquired pursuant to the Acquisition Documents.

                  (c) GOVERNMENTAL CONSENT. All consents, approvals and authorizations of, and filings, registrations and qualifications (including, without limitation, filings, registrations and qualifications under the Hart-Scott-Rodino Act) with, any Governmental Authority on the part of the Parent, the Company, each Subsidiary and the Sellers required in connection with the consummation of the Acquisition have been obtained or made and remain in full force and effect and do not remain subject to any waiting periods.

         2.19     SENIOR CREDIT DOCUMENTS.

         The Company has provided to you true, correct and complete copies of the Senior Credit Agreement and each of the other agreements and instruments executed in connection therewith (collectively, the "SENIOR CREDIT DOCUMENTS"), and there is no agreement or understanding between or among the Parent, the Company or any Subsidiary, on the one hand, and the Senior Agent or any of the Senior Lenders, on the other hand, except as set forth in the Senior Credit Documents.

         2.20     CAPITALIZATION.

                  (a) CAPITALIZATION. PART 2.20(a) OF ANNEX 3 correctly sets forth, after giving effect to the consummation of the Acquisition, the issuance of the Notes and all other contemporaneous transactions contemplated hereby on the Closing Date:

                           (i) the authorized and outstanding shares of the
                  Capital Stock and other Securities of the Company and the Parent (specifying the type, class or series of all such Capital Stock and other Securities and whether such Capital Stock and other Securities are voting or non-voting);

                           (ii) for each legal holder of the Company's and the
                  Parent's Capital Stock, the identity of such holder, the number of shares of each class of Capital Stock held by such holder and the percentage of the shares of each class so held;

                           (iii) all Rights to purchase any Capital Stock of the
                  Company or the Parent, together with descriptions of the terms thereof and, for each legal and beneficial holder thereof, the identity of such holder, the number of Rights held by such holder and the number of shares of Capital Stock into which such Rights are exercisable and the percentage of the shares of each class of shares of Capital Stock so held; and

                           (iv) all obligations (contingent or otherwise) of the
                  Company or the Parent (other than the Put Right) to repurchase or otherwise acquire or retire any shares of Capital Stock (or options to purchase the same) of the Company or the Parent.

         All such outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no preemptive rights, subscription rights, or other contractual rights similar in nature to preemptive rights with respect to any Capital Stock of the Company or the Parent, other than as set forth in its Charter and, in the case of the Parent, the Shareholders Agreement.

                  (b) RESERVATION OF COMMON STOCK. The Parent has authorized and unissued, and has reserved for issuance, a sufficient number of shares of Common Stock to permit the exercise of all of the Rights exercisable or convertible into Common Stock. Each outstanding share of Common Stock is fully paid and nonassessable, free and clear of any Lien and not subject to any preemptive rights (except as set forth in the Charter and in the Shareholders Agreement).

                  (c) SHAREHOLDERS AGREEMENT. Other than the Shareholders Agreement and the agreements described in PART 2.20(c) OF ANNEX 3, a true and complete copy of each of which the Company has delivered to each of the Purchasers and their special counsel, there is no other agreement or understanding between or among the holders of the Capital Stock of the Parent or the holders of Rights to acquire such Capital Stock, regarding the Capital Stock of the Parent.

         2.21     SOLVENCY.

                  (a) ASSETS GREATER THAN LIABILITIES. The fair value of the business and assets of the Company exceeds, as of and after giving effect to the transactions consummated on the Closing Date, the liabilities of the Company (including, without limitation, the Notes and the Guaranty of the Debt under the Senior Credit Agreement) as of such time.

                  (b) MEETING LIABILITIES. After giving effect to the transactions contemplated by the Financing Documents, the Acquisition Documents and the Senior Credit Documents, the Company:

                           (i) will not be engaged in any business or
                  transaction, or about to engage in any business or transaction, for which the Company has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and section 548 of the Federal Bankruptcy Code); or

                           (ii) will be able to pay its debts as they mature.

                  (c) INTENT. Neither the Parent, the Company or any Subsidiary is entering into any Financing Document, Acquisition Document or Senior Credit Document with any intent to hinder, delay, or defraud either current creditors or future creditors of the Parent or any Subsidiary.

         2.22     PLACEMENT FEES.

         PART 2.22 OF ANNEX 3 accurately sets forth the names of each investment banker, placement agent, broker or other intermediary employed by the Company or the Parent with respect to the issuance of the Notes or the consummation of the Acquisition, and the total fees and other consideration paid or payable to each such Person in connection with such transaction.

         2.23     YEAR 2000 COMPLIANCE.

         The internal computer systems of the Parent, the Company and the Subsidiaries are Year 2000 Compliant and the advent of the year 2000 and its impact upon such computer systems is not expected to have a Material Adverse Effect.

         2.24     FULL DISCLOSURE.

         Neither the statements made in this Agreement, the financial statements referred to in Section 2.2, nor any other information, report, financial statement, annex, exhibit or schedule furnished by or on behalf of the Company to you or any other Purchaser in connection with the negotiation or the closing of the sale of the Notes, or included in any Financing Document or delivered pursuant thereto, when taken as a whole, (i) contained, contains or will contain any material misstatement of fact or (ii) omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, annex, exhibit or schedule was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, annex, exhibit or schedule.

3.       WARRANTIES AND REPRESENTATIONS OF THE PURCHASER

         3.1      PURCHASE FOR INVESTMENT.

         You represent to the Company that you are a financially sophisticated institutional investor that is experienced in financial matters and you are purchasing the Notes listed on Annex 1 below your name for your own account, or for the account of one or more separate accounts maintained by you, for investment and with no present intention of, or view to, distributing such Notes or any part thereof except in compliance with the Securities Act, but without prejudice to your right at all times to:

                  (a) sell or otherwise dispose of all or any part of the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, including a transaction pursuant to Rule 144A; and

                  (b) have control over the disposition of all of your assets to the fullest extent required by any applicable law.

         It is understood that, in making the representations set out in Section 2.13(a) and Section 2.14, the Company is relying, to the extent applicable, upon your representation as aforesaid.

         3.2      ERISA.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes:

                  (a) GENERAL ACCOUNT -- you are an insurance company and the Source is an "insurance company general account," as such term is defined in DOL Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the IRC), treating as a single plan all plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTCE 95-60) or by the same employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account as determined under PTCE 95-60 (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

                  (b) SEPARATE ACCOUNT -- the Source is a separate account:

                           (i) 10% POOLED SEPARATE ACCOUNT -- that is an
                  insurance company pooled separate account, within the meaning of DOL Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990) ("PTCE 90-1") and with respect to which the requirements of PTCE 90-1 are otherwise met, and to the extent that there are any plans whose assets in such separate account exceed ten percent (10%) of the assets of such separate account, you have disclosed the names of such plans to the Company in writing; or

                           (ii) IDENTIFIED PLAN ASSETS -- that is comprised of
                  employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of each Closing Date, neither the Parent, the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the Code) with respect to any plan so identified; or

                           (iii) GUARANTIED SEPARATE ACCOUNT -- that is
                  maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 CFR Section 2510.3-101(h)(1)(iii)); or

                  (c) QPAM -- the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption) (a "QPAM"), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed twenty percent (20%) of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a five percent (5%) or more interest in the Company and:

                           (i) the identity of such QPAM; and

                           (ii) the names of all employee benefit plans whose
                  assets are included in such investment fund

         have been disclosed to the Company in writing; or

                  (d) EXEMPT PLANS -- the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and IRC Section 4975.

As used in this Section 3.2, the terms "EMPLOYEE BENEFIT PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         It is understood that, in making the representations set out in Section 2.13(a), Section 2.14 and Section 2.11(e), the Company is relying, to the extent applicable, upon your representation as aforesaid.

4.       CLOSING CONDITIONS

         Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Notes to be delivered to you at the Closing, are subject to the following conditions precedent, and the failure by the Company to satisfy all such conditions shall relieve you, at your election, of all such obligations.

         4.1      OPINIONS OF COUNSEL.

         You shall have received from:

                  (a) Ropes & Gray, special counsel for the Company;

                  (b) Stibbe Simont Monahan Duhot, special Netherlands counsel to the Company; and

                  (c) Hebb & Gitlin, your special counsel;

closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibit 4.1(a), Exhibit 4.1(b) and Exhibit 4.1(c). This Section 4.1 shall constitute direction by the Company to such counsel named in Section 4.1(a) and Section 4.1(b) to deliver such closing opinions to you.

         4.2      WARRANTIES AND REPRESENTATIONS TRUE; COMPLIANCE.

                  (a) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations contained in Section 2 shall be true on the Closing Date with the same effect as though made on and as of that date.

                  (b) COMPLIANCE WITH THIS AGREEMENT AND FINANCING DOCUMENTS. The Company shall have performed and complied with all agreements and conditions contained herein and in the other Financing Documents that are required to be performed or complied with by the Company on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

         4.3      MANAGING DIRECTORS' CERTIFICATE.

         You shall have received a certificate dated the Closing Date and signed by two (2) Managing Directors of the Company, substantially in the form of
Exhibit 4.3, certifying, among other things, that the conditions specified in
Section 4.2 have been fulfilled and attached to which shall be:

                  (a) COMPANY EXTRACT -- a copy of an extract from the Trade Register of the Chamber of Commerce and Industry for Amsterdam with respect to the Company showing the due registration of the Company as a besloten vennootschap met beperkte aansprakelijkheid under the law of The Netherlands, having its legal seat in Amsterdam;

                  (b) COMPANY CHARTER -- a copy of the deed of incorporation of the Company (which shall have been duly filed with Trade Register and a copy of the articles of association of the Company, each as amended to date, certified as true, accurate and complete by one of the civil law notaries of Stibbe Simont Monahan Duhot;

                  (c) RESOLUTIONS -- a copy of the circular resolutions of the Managing Board of the Company (signed by all directors thereof); and

                  (d) SPECIMEN SIGNATURES -- the name, title and specimen signature of each Managing Director of the Company executing documents in connection with this Agreement.

         4.4      LEGALITY.

         The Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and the acquisition thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

         4.5      FINANCING DOCUMENTS.

         The Company shall have executed and delivered to each Purchaser:

                  (a) the Note Agreement;

                  (b) the Put Rights Agreement; and

                  (c) the Equity Securities Purchase Agreement.

         The Company shall have issued to each Purchaser Notes in the respective principal amounts set forth below such Purchaser's name on Annex 1.

         4.6      CAPITAL STRUCTURE; EQUITY INVESTMENT.

                  (a) CORPORATE STRUCTURE. The Parent shall have acquired all of the shares of Capital Stock of the Company outstanding on the Closing Date. The Company shall have acquired all of the shares of Capital Stock of HoldCo-III outstanding on the Closing Date. HoldCo-III shall have acquired all the shares of Capital Stock of Cruise Line Holdings outstanding on the Closing Date. Cruise Line Holdings shall have acquired all of the Capital Stock of the Acquired Businesses outstanding on the Closing Date. You shall have received copies of the shareholders register showing the ownership of all such shares of Capital Stock of the Parent, the Company, HoldCo-III, Cruise Line Holdings and the Acquired Businesses, certified by a Senior Officer of the Company to be true, accurate and complete.

                  (b) EQUITY INVESTMENT. The Parent shall have received not less than Thirty Million Dollars ($30,000,000) in the aggregate pursuant to sales of its Capital Stock to Berkshire Cruise Holdings, L.L.C., management of Greyhound and the On Board Sellers; and you shall have received evidence satisfactory to you of such investment.

         4.7      SENIOR CREDIT AGREEMENT.

                  (a) SENIOR CREDIT AGREEMENT. The Company, HoldCo-III, the Senior Agent and the Senior Lenders shall have entered into the Senior Credit Agreement, which agreement, and all other Senior Credit Documents, shall be in form and substance satisfactory to you. The Company shall deliver to you a copy of a fully executed counterpart of the Senior Credit Agreement and each other Senior Credit Document, certified as true, accurate and complete by a Senior Officer of the Company. Pursuant to the Senior Credit Agreement, HoldCo-III shall:

                           (i) have received proceeds of not less than
                  Sixty-Three Million Dollars ($63,000,000) from borrowings in respect of the Term Loan (as such term is defined in the Senior Credit Agreement, as in effect on the Closing Date); and

                           (ii) have a commitment of not less than Thirty-Five
                  Million Dollars ($35,000,000) in respect of Revolving Loans (as such term is defined in the Senior Credit Agreement, as in effect on the Closing Date), all or a part of the availability under which may be drawn down on the Closing Date.

         You shall have received evidence satisfactory to you of the receipt of such proceeds by HoldCo-III.

                  (b) NO DEFAULTS; SATISFACTION OF CONDITIONS PRECEDENT. No event shall have occurred and no condition shall exist that shall prohibit HoldCo-III from borrowing under the Senior Credit Agreement and all conditions precedent to closing specified in the Senior Credit Agreement shall have been satisfied on or prior to the Closing Date and you shall have received such evidence of the satisfaction of such conditions precedent as you shall deem appropriate.

         4.8      CLOSING OF ACQUISITION.

         The Acquisition Documents shall be in form and substance satisfactory to you and your special counsel. The Acquisitions shall have been consummated substantially in accordance with the terms of the Acquisition Agreements, without waiver of any closing condition set forth in the Acquisition Documents, other than such conditions the waiver of which could not reasonably be expected to result in a Material Adverse Effect. The Company shall have delivered to you copies of the fully executed Acquisition Documents (including, without limitation, copies of the opinions delivered in connection with the consummation of each of the Acquisitions), certified as true, accurate and complete by a Senior Officer of the Company.

         4.9      PRIVATE PLACEMENT NUMBERS.

         The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc. and you shall have been informed of such private placement number.

         4.10     FEES AND EXPENSES.

                  (a) All fees and disbursements required to be paid pursuant to
         Section 6.6 shall have been paid in full; and

                  (b) each of the Purchasers shall have received its pro rata portion of a transaction fee payable to the Purchasers in the aggregate amount of Three Hundred Thousand Dollars ($300,000).

         4.11     OTHER PURCHASERS.

         None of the Other Purchasers shall have failed to execute and deliver the Note Agreement or any other Financing Document to be executed and delivered by it, or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

         4.12     PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

5.       INTERPRETATION OF THIS AGREEMENT

         5.1      TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ACQUIRED BUSINESSES -- means, collectively, Greyhound and the On Board Companies.

         ACQUISITION AGREEMENTS -- means and includes the Greyhound Acquisition Agreement and the On Board Acquisition Agreement.

         ACQUISITION DOCUMENTS -- the Acquisition Agreements, together with all agreements, exhibits, schedules, annexes and documents executed or delivered in connection therewith, as any of the foregoing may be amended, modified or supplemented from time to time.

         ACQUISITIONS -- means and includes the Greyhound Acquisition and the On Board Acquisition.

         AGREEMENT, THIS -- means this Debt Securities Purchase Agreement, as it may be amended, restated or otherwise modified from time to time.

         ANTITRUST DIVISION -- means the Assistant Attorney General of the United States in charge of the Antitrust Division of the United States Department of Justice.

         CHARTER -- with respect to any corporation which is a besloten vennootschap met beperkte aansprakelijkheid or naamloze vennootschap, means, collectively, the deed of incorporation of such corporation and the articles of association of such corporation, each as amended.

         CLOSING -- Section 1.2(b).

         CLOSING DATE -- Section 1.2(b).

         COMPANY -- has the meaning specified in the introductory sentence hereof.

         CRUISE LINE HOLDINGS -- means Cruise Line Holdings Corp., a Delaware corporation and wholly-owned Subsidiary of HoldCo-III.

         DEBT SECURITIES PURCHASE AGREEMENTS -- Section 1.2(c).

         EQUITY SECURITIES PURCHASE AGREEMENT -- means, collectively, the separate Equity Securities Purchase Agreements, each dated as of the date hereof, between the Parent and each of the Purchasers, pursuant to which the Parent will issue and sell, and each of the Purchasers will purchase, shares of the Common Stock.

         ERISA AFFILIATE -- means any trade or business (whether or not incorporated) or other Person that is treated as a single employer together with the Parent and/or the Company under section 414 of the IRC.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended from time to time.

         FAIR MARKET VALUE -- means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         FINANCING DOCUMENTS -- means and includes this Agreement, the other Debt Securities Purchase Agreements, the Note Agreement, the Notes, the Put Rights Agreement and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

         FOREIGN PENSION PLAN -- means any plan, fund or other similar program:

                  (a) established or maintained outside of the United States of America by the Parent, the Company, or any Subsidiary primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Parent, the Company or such Subsidiary, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement; and

                  (b) not otherwise subject to ERISA.

         GREYHOUND -- means Greyhound Leisure Services, Inc., a Florida corporation.

         GREYHOUND ACQUISITION -- means the acquisition by Cruise Line Holdings of all of the Capital Stock of Greyhound, pursuant to the Greyhound Acquisition Agreement.

         GREYHOUND ACQUISITION AGREEMENT -- means the Share Purchase Agreement, dated as of July 31, 1998, between the Greyhound Seller and Cruise Line Holdings, as amended from time to time.

         GREYHOUND SELLER -- means Viad Corp., a Delaware corporation.

         HART-SCOTT-RODINO ACT -- means 18 U.S.C. "18a, together with each and every related provision of the Clayton Act, as amended, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission promulgated thereunder (including, without limitation, 16 C.F.R.
""801-803).

         HOLDCO-III -- means Miami Cruiseline Services Holdings III B.V., a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam, and wholly-owned Subsidiary of the Company.

         IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         MANAGEMENT -- means and includes Persons who are officers or directors of the Parent, the Company or any Subsidiary.

         MATERIAL ADVERSE EFFECT -- means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of:

                  (a) the business, operations, profits, financial condition, Properties or business prospects of the Parent and the Subsidiaries, taken as a whole;

                  (b) the ability of the Company or the Parent to perform its obligations under any Financing Document to which it is a party;

                  (c) the ability of the Parent and the Subsidiaries to consummate the Acquisitions; or

                  (c) the validity or enforceability of any of the Financing Documents.

         MULTIEMPLOYER PLAN -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Parent, the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

         NOTE AGREEMENT -- Section 1.1.

         NOTES -- Section 1.1.

         ON BOARD ACQUISITION -- means the acquisition by the Parent of all of the Capital Stock of the On Board Companies, together with the subsequent contribution by the Parent of all such Capital Stock to the Company, the contribution of all such Capital Stock by the Company to HoldCo-III and the contribution by HoldCo-III of all such Capital Stock to Cruise Line Holdings.

         ON BOARD ACQUISITION AGREEMENT -- means the Stock Subscription and Exchange Agreement, dated as of August 27, 1998, among the On Board Sellers and Cruise Line Holdings, as amended from time to time.

         ON BOARD COMPANIES -- means, collectively, On-Board Media, Inc., a Florida corporation; Cruise Management International, Inc., a Florida corporation; and Boxer Media, Inc., a Florida corporation.

         ON BOARD SELLERS -- means, collectively, Philip Levine, Jerry Chafetz, The Gerald Robins Revocable Trust 8/3/94, The Craig Robins Revocable Trust 8/3/94 and The Scott Robins Revocable Trust 8/3/94.

         OTHER PURCHASERS -- Section 1.2(c).

         PARENT -- means Miami Cruiseline Services Holdings I B.V., a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) organized under the laws of The Netherlands, having its legal seat in Amsterdam, together with its successors and assigns.

         PBGC -- means the Pension Benefit Guaranty Corporation, and any Person succeeding to the functions of the PBGC.

         PLAN -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent, the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         PROJECTIONS -- Section 2.2(e).

         PTCE 90-1 -- Section 3.2(b)

         PTCE 95-60 -- Section 3.2(a).

         PURCHASERS -- means you and the Other Purchasers.

         QPAM -- Section 3.2(c).

         QPAM EXEMPTION -- means Prohibited Transaction Class Exemption 84-14 issued by the DOL.

         RULE 144A -- means Rule 144A promulgated under the Securities Act, 17 C.F.R. "230.144A, as such rule may be amended from time to time.

         SECURITY -- means "security" as defined by section 2(1) of the Securities Act.

         SELLERS -- means, collectively, the Greyhound Seller and the On Board Sellers.

         SENIOR CREDIT DOCUMENTS -- Section 2.19.

         SENIOR FINANCIAL OFFICER -- means any one of the chief financial officer and the principal accounting officer of the Company.

         SHAREHOLDERS AGREEMENT -- means the Shareholders Agreement, dated as of September 17, 1998, among the Parent, the stockholders of the Parent named therein, and each of the Purchasers.

         SOURCE -- Section 3.2.

         SUBSIDIARY -- means, at any time, a corporation, an association, a limited liability company or another business entity which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with GAAP at such time and includes in any event, without limitation, HoldCo-III, Cruise Line Holdings and the Acquired Businesses.

         5.2      OTHER DEFINITIONS.

         The following terms shall have the respective meanings ascribed to such terms in the Note Agreement:

              Affiliate                                IRC
              Acceptable Credit Facility               Lien
              Applicable Interest Law                  Person

              Capital Lease                            Put Right
              Capital Stock                            Put Rights Agreement
              Common Stock                             Property
              Debt                                     Rights
              Default                                  Securities Act
              DOL                                      Security
              Environmental Protection Law             Senior Agent
              ERISA                                    Senior Credit Agreement
              Event of Default                         Senior Officer
              GAAP                                     Senior Lenders
              Governmental Authority                   Voting Stock
              Hazardous Materials                      Year 2000 Compliant

         5.3      DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         5.4      SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                  (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

                  (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         5.5      GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.       MISCELLANEOUS

         6.1      COMMUNICATIONS.

                  (a) METHOD; ADDRESS. All communications hereunder shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each Purchaser. Communications to the Purchasers shall be addressed as set forth on Annex 1 by such Purchaser, or at such other address of which such Purchaser shall have notified the Company.

                  (b) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 6.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 6.7(c).

         6.2      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by you at the closing of your purchase of the Notes (except the Notes themselves) and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by the Company or any Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each Purchaser may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 6.2 shall prohibit the Company or any Purchaser from contesting the accuracy or validity of any such reproduction.

         6.3      SURVIVAL.

         All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by the Company or on behalf of the Company hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms hereof shall constitute warranties and representations by the Company hereunder.

         6.4      SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Purchasers and their successors and assigns, and shall be enforceable by any such Purchaser, successor or assignee whether or not an express assignment of rights hereunder shall have been made by you or your successor or assign. Anything contained in this Section 6.4 notwithstanding, the Company may not assign any of its rights, duties or obligations hereunder without the prior written consent of all Purchasers.

         6.5      AMENDMENT AND WAIVER.

         This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and you.

         6.6      EXPENSES.

         Whether or not the Notes are sold, the Company shall pay, at the Closing (if the Notes are sold, and otherwise upon receipt of any statement or invoice therefor), all reasonable out-of-pocket fees, expenses and costs attributable to legal and accounting services incurred by you relating hereto, including, without limitation, the statement presented at the Closing by your special counsel for reasonable fees and disbursements incurred in connection herewith, each additional statement for reasonable fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the Closing in connection with the issuance of the Notes and all expenses incurred by you or on your behalf or the behalf of the Company in complying with each of the conditions to the Closing set forth in Section 4.

         6.7      WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

                  (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO

         IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                  (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PURCHASER TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                  (e) WAIVER OF IMMUNITY. TO THE EXTENT THAT THE COMPANY HAS OR ACQUIRES ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

         6.8      INDEMNIFICATION OF EACH PURCHASER.

         From and at all times after the date of this Agreement, and in addition to all of your other rights and remedies against the Company, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, you and each of your directors, officers, employees, agents, investment advisors and affiliates against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against you or any such director, officer, employee, agent, investment advisor or affiliate, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder, whether or not you or any such director, officer, employee, agent, investment advisor or affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of any indemnified party or breach by any indemnified party of its own obligations under this Agreement. All of your foregoing losses, damages, costs and expenses shall be payable as and when incurred upon the demand of the indemnified party. The obligations of the Company and your rights under this Section 6.8 shall survive the termination of this Agreement.

         6.9      ENTIRE AGREEMENT.

         This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

         6.10     EXECUTION IN COUNTERPART.

         This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      [Remainder of page intentionally blank. Next page is signature page.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                           Very truly yours,

                                           MIAMI CRUISELINE SERVICES
                                           HOLDINGS II B.V.




                                           By
                                               ---------------------------------
                                               Name:
                                               Title:


Accepted:

[SEPARATELY EXECUTED BY EACH
 OF THE FOLLOWING PURCHASERS]

NEW YORK LIFE INSURANCE COMPANY

AMERICAN HOME ASSURANCE COMPANY

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


          [SIGNATURE PAGE to the DEBT SECURITIES PURCHASE AGREEMENT of
                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                           Very truly yours,

                                           MIAMI CRUISELINE SERVICES
                                           HOLDINGS II B.V.




                                           By /s/ Brad Bloom
                                               ---------------------------------
                                               Name: Brad Bloom
                                               Title: Authorized Person


Accepted:

NEW YORK LIFE INSURANCE COMPANY


By
   -----------------------------
   Name:
   Title:


          [SIGNATURE PAGE to the DEBT SECURITIES PURCHASE AGREEMENT of
                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                           Very truly yours,

                                           MIAMI CRUISELINE SERVICES
                                           HOLDINGS II B.V.




                                           By
                                               ---------------------------------
                                               Name:
                                               Title:


Accepted:

NEW YORK LIFE INSURANCE COMPANY


By /s/ Adam G. Clemens
   -----------------------------
   Name: Adam G. Clemens
   Title: Managing Director


          [SIGNATURE PAGE to the DEBT SECURITIES PURCHASE AGREEMENT of
                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                           Very truly yours,

                                           MIAMI CRUISELINE SERVICES
                                           HOLDINGS II B.V.




                                           By
                                               ---------------------------------
                                               Name:
                                               Title:


Accepted:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By /s/ A. Kipp Koester
   -----------------------------
   Name: A. Kipp Koester
   Title: Its Authorized Representative


          [SIGNATURE PAGE to the DEBT SECURITIES PURCHASE AGREEMENT of
                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                           Very truly yours,

                                           MIAMI CRUISELINE SERVICES
                                           HOLDINGS II B.V.




                                           By
                                               ---------------------------------
                                               Name:
                                               Title:


Accepted:

AMERICAN HOME ASSURANCE COMPANY


By /s/ David B. Pinkerton
   -----------------------------
   Name: David B. Pinkerton
   Title: Vice President


          [SIGNATURE PAGE to the DEBT SECURITIES PURCHASE AGREEMENT of
                   MIAMI CRUISELINE SERVICES HOLDINGS II B.V.]